EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-125125) and on Form S-3 (No. 333-147968) of Thornburg Mortgage, Inc. of our report dated March 6, 2006 relating to the financial statements, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, CA

March 9, 2008